CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES        Exhibit 11
                  EARNINGS PER COMMON SHARE COMPUTATIONS
         For the Three and Nine Months Ended March 31, 1994 and 1993
                                          Three Months         Nine Months
                                       ------------------  ------------------
                                         1994      1993      1994      1993
                                         ----      ----      ----      ----
                                       (in thousands, except per share data)
Net Income (Loss) for Primary
  Earnings Per Common Share
- ------------------------------
Income before extraordinary charge
  and cumulative effect of changes
  in accounting principles             $ 12,825  $ 10,202  $ 22,957  $ 14,768
Dividends accrued on convertible
  preferred stock, net of
  income taxes                             (388)     (406)   (1,207)   (1,223)
                                       --------  --------  --------  --------
Income for primary earnings per
  common share before extraordinary
  charge and cumulative effect of
  changes in accounting principles       12,437     9,796    21,750    13,545
Extraordinary charge, net of
  of income taxes                        (2,039)        -    (2,039)        -
Cumulative effect of changes
  in accounting principles,
  net of income taxes                         -         -         -   (74,676)
                                       --------  --------  --------  --------
Net income (loss) for primary
  earnings per common share            $ 10,398  $  9,796  $ 19,711  $(61,131)
                                       ========  ========  ========  ========
Weighted Average Common Shares
- ------------------------------
Weighted average number of
  common shares outstanding               8,047     7,956     8,011     8,023
Effect of shares issuable under
  the stock option plans                     54         7        39         2
                                       --------  --------  --------  --------
Weighted average common shares            8,101     7,963     8,050     8,025
                                       ========  ========  ========  ========
Primary Earnings (Loss)
  Per Common Share
- -----------------------
Primary earnings per common share
  before extraordinary charge and
  cumulative effect of changes in
  accounting principles                $   1.54  $   1.22  $   2.70  $   1.69
Extraordinary charge                       (.25)        -      (.25)        -
Cumulative effect of changes in
  accounting principles                       -         -         -     (9.32)
                                       --------  --------  --------  --------
Primary earnings (loss)
  per common share                     $   1.29  $   1.22  $   2.45  $  (7.63)
                                       ========  ========  ========  ========
Primary loss per common share for the cumulative effect of changes in account-ing principles of $(9.32) is computed using the weighted average common shares outstanding for the year ended June 30, 1993 of 8,009. The result is not materially different from using the weighted average shares for the nine months ended March 31, 1993.

             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES       Exhibit 11
                  EARNINGS PER COMMON SHARE COMPUTATIONS
        For the Three and Nine Months Ended March 31, 1994 and 1993
                                          Three Months         Nine Months
                                       ------------------  ------------------
                                         1994      1993      1994      1993
                                         ----      ----      ----      ----
                                       (in thousands, except per share data)
Net Income (Loss) for Fully Diluted
  Earnings Per Common Share
- -----------------------------------
Income before extraordinary charge
  and cumulative effect of changes
  in accounting principles             $ 12,825  $ 10,202  $ 22,957  $ 14,768
Shortfall between common and
  preferred dividend                       (128)     (193)     (525)     (589)
                                       --------  --------  --------  --------
Income for fully diluted earnings per
  common share before extraordinary
  charge and cumulative effect of
  changes in accounting principles       12,697    10,009    22,432    14,179
Extraordinary charge, net of
  income taxes                           (2,039)        -    (2,039)        -
Cumulative effect of changes in
  accounting principles, net of
  income taxes                                -         -         -   (74,676)
                                       --------  --------  --------  --------
Net income (loss) for fully diluted
  earnings per common share            $ 10,658  $ 10,009  $ 20,393  $(60,497)
                                       ========  ========  ========  ========
Weighted Average Common Shares
- ------------------------------
Weighted average number of
  common shares outstanding               8,047     7,956     8,011     8,023
Conversion of preferred shares              461       461       461       461
Effect of shares issuable
  under the stock option plans               63         7        66         2
                                       --------  --------  --------  --------
Weighted average common shares            8,571     8,424     8,538     8,486
                                       ========  ========  ========  ========
Fully Diluted Earnings (Loss)
  Per Common Share
- -----------------------------
Fully diluted earnings per common
  share before extraordinary charge
  and cumulative effects of changes
  in accounting principles             $   1.49  $   1.19  $   2.63  $   1.67
Extraordinary charge                       (.24)        -      (.24)        -
Cumulative effect of changes
  in accounting principles                    -         -         -     (8.80)
                                       --------  --------  --------  --------
Fully diluted earnings (loss)
  per common share                     $   1.25  $   1.19  $   2.39  $  (7.13)
                                       ========  ========  ========  ========
Fully diluted loss per common share for the cumulative effect of changes in accounting principles of $(8.80) is computed using the weighted average common shares outstanding for the year ended June 30, 1993 of 8,009. The result is not materially different from using the weighted average shares for the nine
months ended March 31, 1993.           E-3